SUB-ITEM 77B

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Trustees and Shareholders of AIM Variable Insurance Funds (Invesco Variable Insurance Funds):


In planning and performing our audit of the financial statements of Invesco V.I. Basic Value Fund, Invesco V.I. Dynamics Fund, Invesco V.I. Leisure Fund, Invesco V.I. Select Dimensions Balanced Fund, Invesco V.I. Select Dimensions Dividend Growth Fund, Invesco V.I. Select Dimensions Equally Weighted S&P 500 Fund, Invesco V.I. Dividend Growth Fund, Invesco V.I. Utilities Fund, Invesco V.I. Core Equity Fund, Invesco V.I. Small Cap Equity Fund, Invesco V.I. Capital Appreciation Fund, Invesco V.I. Capital Development Fund, Invesco V.I. Financial Services Fund, Invesco V.I. High Yield Fund, Invesco V.I. Mid Cap Core Equity Fund, Invesco V.I. Money Market Fund, Invesco V.I. Basic Balanced Fund, Invesco Van Kampen V.I. Equity and Income Fund, Invesco Van Kampen V.I. High Yield Fund, Invesco Van Kampen V.I. International Growth Equity Fund, Invesco V.I. Technology Fund, Invesco V.I. High Yield Securities Fund, Invesco V.I. Diversified Income Fund, Invesco V.I. Large Cap Growth Fund, Invesco V.I. Global Multi-Asset Fund, Invesco V.I. Income Builder Fund, Invesco V.I. S&P 500 Index Fund, Invesco V.I. Government Securities Fund, Invesco V.I. International Growth Fund, Invesco V.I. Global Healthcare Fund, Invesco V.I. Global Dividend Growth Fund, Invesco V.I. Global Real Estate Fund, Invesco Van Kampen V.I. Capital Growth Fund, Invesco Van Kampen V.I. Government Fund, Invesco Van Kampen V.I. Growth and Income Fund, Invesco Van Kampen V.I. Value Fund, Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund, Invesco Van Kampen V.I. Global Value Equity Fund, Invesco Van Kampen V.I. Comstock Fund, Invesco Van Kampen V.I. Mid Cap Value Fund and Invesco Van Kampen V.I. Mid Cap Growth Fund (formerly known as AIM V.I. Basic Value Fund, AIM V.I. Dynamics Fund, AIM V.I. Leisure Fund, Morgan Stanley Select Dimensions- Balanced Portfolio, Morgan Stanley Select Dimensions- Dividend Growth Portfolio, Morgan Stanley Select Dimensions- S&P Portfolio, Morgan Stanley Dividend Growth Portfolio, AIM V.I. Utilities Fund, AIM V.I. Core Equity Fund, AIM V.I. Small Cap Equity Fund, AIM V.I. Capital Appreciation Fund, AIM V.I. Capital Development Fund, AIM V.I. Financial Services Fund, AIM V.I. High Yield Fund, AIM V.I. Mid Cap Core Equity Fund, AIM V.I. Money Market Fund, AIM V.I. Basic Balanced Fund, Morgan Stanley Equity and Income Portfolio, Morgan Stanley High Yield Portfolio, Morgan Stanley International Growth Equity Portfolio, AIM V.I. Technology Fund, Morgan Stanley V.I. High Yield Portfolio, AIM V.I. Diversified Income Fund, AIM V.I. Large Cap Growth Fund, AIM V.I. Global Multi-Asset Fund, Morgan Stanley Income Builder Portfolio, Morgan Stanley S&P 500 Index Portfolio, AIM V.I. Government Securities Fund, AIM V.I. International Growth Fund, AIM V.I. Global Healthcare Fund, Morgan Stanley Global Dividend Growth Portfolio, AIM V.I. Global Real Estate Fund, Van Kampen Life Investment Trust Capital Growth Portfolio, Van Kampen Life Investment Trust Government Portfolio, Van Kampen Life Investment Trust Growth and Income Portfolio, Morgan Stanley Value Portfolio, Van Kampen Life Investment Trust Global Tactical Asset Allocation Portfolio, Morgan Stanley Global Value Equity Portfolio, Van Kampen Life Investment Trust Comstock Portfolio, Morgan Stanley Mid Cap Value Portfolio and Van Kampen Life Insurance Trust Mid Cap Growth Portfolio; forty-one of the funds constituting AIM Variable Insurance Funds (Invesco Variable Insurance Funds), hereafter referred to as the "Funds") as of and for the period ended December 31, 2010, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over

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financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (country-regionplaceUnited States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of December 31, 2010.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP

February 9, 2011
Houston, Texas